                                                                 EXHIBIT 4(f)(5)


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         FIRST CHICAGO NBD CORPORATION
                   SUBORDINATED MEDIUM-TERM NOTE, SERIES [ ]
                                 (Fixed Rate)

                                               CUSIP

REGISTERED                                     PRINCIPAL AMOUNT

No.                                            $

INTEREST RATE:           MATURITY DATE:        ORIGINAL ISSUE DATE:


REDEEMABLE ON OR AFTER:



OPTIONAL REPAYMENT DATE(S):                    OTHER PROVISIONS:



   FIRST CHICAGO NBD CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                      DOLLARS
on the Maturity Date shown above, and to pay interest thereon at the rate per annum shown above, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or made available for payment. The Company will pay interest semi-annually on March 15 and September 15, commencing with the March 15 or September 15 immediately following the Original Issue Date shown above, and on the Maturity Date shown above; provided, however, that if the Original Issue Date shown above is after March 1 and on or before the immediately following March 15 or after September 1 and on or before the immediately following September 15, interest payments will commence on the next succeeding September 15 or March 15, as the case may be. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shown above shall be payable to the Person to whom the principal hereof is payable. In the event any Interest Payment Date or the Maturity Date is not a Business Day, payment of principal, premium, if any, and interest with respect to this Note will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of the Note. For the purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York and the City of Chicago, Illinois are open for business. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity Date) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register at the close of business on the Regular Record Date.

   THIS NOTE IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

   Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Note shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                   FIRST CHICAGO NBD CORPORATION
Dated:



                                   By
                                         [Title]



                                   ATTEST:



                                   By
                                         [Title]


                         CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein issued under the within-mentioned Indenture.

THE CHASE MANHATTAN BANK (NATIONAL     THE CHASE MANHATTAN BANK (NATIONAL
  ASSOCIATION), as Trustee               ASSOCIATION), as Trustee

                                   or  By THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Authenticating Agent
By
      Authorized Officer


                                       By
                                               Authorized Officer

                         FIRST CHICAGO NBD CORPORATION
                   SUBORDINATED MEDIUM-TERM NOTE, SERIES [ ]
                                 (Fixed Rate)

   This Note is one of a duly authorized issue of Subordinated Medium-Term Notes (Fixed Rate) of the series designated on the face hereof of the Company (herein called the "Notes"), issued and to be issued under an indenture dated as of December 1, 1995, between the Company and The Chase Manhattan Bank (National Association), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) (such Indenture herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

   This Note may be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s) indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to maturity. On each Optional Repayment Date, if any, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, The First National Bank of Chicago, as Paying Agent, at One First National Plaza, Chicago, Illinois 60670, Attention: Registered Bond Processing Unit or at such other address of which the Company shall from time to time notify the Holders of the Notes, must receive not more than 45, nor less than 30, days prior to an Optional Repayment Date, if any, either (i) this Note accompanied by the form entitled "Option to Elect Repayment" below duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable.

   If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no date on and after which this Note is redeemable is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, on notice given not more than 60, nor less than 30, days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof. The Notes will not have a sinking fund.

   The indebtedness of the Company evidenced by the Notes of this series, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness (as defined in the Indenture) and creditors in respect of General Obligations (as defined in the Indenture), and each Holder of Notes of this series, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

   If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

   The Notes are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

   This Note shall be construed in accordance with and governed by the laws of the State of New York.

                         _____________________________
                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -- as tenants in common

         TEN ENT --as tenants by the entireties

         JT ENT -- as joint tenants and not as tenants in common

         UNIF GIFT MIN ACT..........Custodian...............
                     (Cust)               (Minor)
                   under Uniform Gift to Minors Act
                   ..................................
                              (State)

  Additional abbreviations may be used though not in the above list.



                       --------------------------------

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

--------------------------------------------------------------------------------
(Name and address of assignee, including zip code, must be printed or typewritten)

--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________________________
to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:                             --------------------------------------
-----------------------------
                                   --------------------------------------

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.

                           OPTION TO ELECT REPAYMENT

   The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

   For this Note to be repaid the Paying Agent must receive at The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670,
Attention: Registered Bond Processing Unit, or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, not more than 45, nor less than 30, days prior to an Optional Repayment Date, if any, shown on the face of the within Note, either (i) this Note with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day.

   If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_____________ and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $_______________________.

Date: ________________________     _________________________________________

                                   Note:  The signature on this Option to Elect
                                   Repayment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.


2O52E